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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             CORRPRO COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)

              Ohio                                      34-1422570
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(State of incorporation or                  (IRS Employer Identification No.)
          or organization)

1090 Enterprise Drive, Medina, Ohio                            44256
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         (Address of principal executive offices)           (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b)of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number to which this form relates:

---------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class to be                   Name of Each Exchange on
          so Registered                            Which Each Class is
                                                    to be Registered
------------------------------------        -----------------------------------

Common Shares, without par value                American Stock Exchange
Preferred Share Purchase Rights                 American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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The description of the Registrant's Common Shares, without par value, set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 15, 1993 (Registration No. 33-64482), and the information contained in Item 1, "Description of Securities to be Registered" of the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 7, 1997, are hereby incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form and as modified by the next sentence. On July 22, 1998, the Registrant's shareholders approved an amendment to the Registrant's Amended and Restated Articles of Incorporation, which increased the number of shares that the Registrant is authorized to issue from 13,000,000 to 41,000,000 shares, consisting of 40,000,000 Common Shares, without par value, and 1,000,000 Serial Preferred Shares, without par value, of which 500,000 shares are voting and 500,000 shares are non-voting. The Registrant is filing this Registration Statement on Form 8-A to reflect that effective February 13, 2002, the Common Shares and Preferred Share Purchase Rights of the Company (which have been listed on the New York Stock Exchange) will be listed on the American Stock Exchange.


ITEM 2. EXHIBITS.
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The following exhibits to this Registration Statement on Form 8-A are incorporated herein by reference to the documents specified, which have been filed with the Securities and Exchange Commission.

3.1      Amended and Restated Articles of Incorporation of the Registrant. (1)
3.2      Amended and Restated Code of Regulations of the Registrant. (2)
4.1      Specimen certificate for the Common Shares. (3)
4.2 Amended and Restated Credit Agreement dated as of June 9, 2000 among Corrpro Companies, Inc., CSI Coating Systems, Inc. and the Lenders Party thereto. (4)
4.3 First Amendment to Credit Agreement dated October 19, 2000 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among Corrpro Companies, Inc., CSI Coating Systems, Inc. and the Lenders Party thereto. (5)
4.4 Letter Agreement dated October 19, 2000 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among Corrpro Companies, Inc., CSI Coating Systems, Inc. and the Lenders Party thereto. (5)
4.5 Second Amendment to Credit Agreement dated as of June 29, 2001 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among Corrpro Companies, Inc., CSI Coating Systems, Inc. and the Lenders Party thereto. (5)
4.6 Note Purchase Agreement dated as of January 21, 1998 by and among the Registrant and the Purchaser therein. (6)
4.7 Rights Agreement dated as of July 23, 1997 between the Registrant and Fifth Third Bank, successor Rights Agent. (7)
4.8 Amendment dated June 9, 2000 to Note Purchase Agreement dated January 21, 1998. (4)
4.9 Amendment dated October 18, 2000 to Note Purchase Agreement dated January 21, 1998. (5)



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4.10     Letter Agreement dated October 18, 2000 by and between The Prudential
         Insurance Company of America and the Registrant relating to the Note Purchase Agreement dated as of January 21, 1998. (5)
4.11 Amendment dated as of June 29, 2001 by and between The Prudential Insurance Company of America and the Registrant relating to the Note Purchase Agreement dated as of January 21, 1998. (5)
4.12 Third Amendment to Credit Agreement dated as of August 10, 2001 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among Corrpro Companies, Inc., CSI Coating Systems, Inc. and the Lenders Party thereto. (8)
4.13 Fourth Amendment to Credit Agreement dated as of November 12, 2001 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among Corrpro Companies, Inc., CSI Coating Systems, Inc. and the Lenders Party thereto. (9)

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(1)      A copy of this exhibit was filed as Exhibit 3.1 to the Registrant's
         Form 10-Q for the quarterly period ended December 31, 1998.
(2) A copy of this exhibit was filed as Exhibit 4.2 of the Registrant's Registration Statement on Form S-8 (Registration No. 33-74814).
(3) A copy of this exhibit was filed as Exhibit 4.1 to the Registrant's Statement on Form S-1 (Registration No. 33-64482).
(4) Copies of the exhibits to which this footnote applies were filed, respectively, as Exhibits 4.3 (Amended and Restated Credit Agreement) and 4.6 (Note Purchase Agreement Amendment) to the Registrant's report on Form 10-K for the period ended March 31, 2000.
(5) Copies of the exhibits to which this footnote applies were filed, respectively, as Exhibits 4.3 (First Credit Agreement Amendment), 4.4 (Letter Agreement), 4.5 (Second Credit Agreement Amendment), 4.9 (Note Purchase Agreement Amendment), 4.10 (Letter Agreement), and 4.11 (Note Purchase Agreement Amendment) to the Registrant's report of Form 10-K for the period ended March 31, 2001.
(6) A copy of this exhibit was filed as Exhibit 4.2 to the Registrant's report on Form 10-Q for the quarterly period ended December 31, 1997.
(7) A copy of this exhibit was filed as Exhibit 1.1 to the Registrant's Form 8-A filed August 7, 1997.
(8) A copy of this exhibit was filed as Exhibit 4.3 to the Registrant's Form 10-Q for the quarterly period ended June 30, 2001.
(9) A copy of this exhibit was filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CORRPRO COMPANIES, INC.
                                                  (Registrant)

Dated:   February 12, 2002                  By: /s/ Marilyn Eisele
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                                            Name: Marilyn Eisele
                                                  ----------------------------
                                            Title: Vice President, Interim CFO
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                                  EXHIBIT INDEX
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         See the exhibits listed and incorporated by reference into Item 2 of this Registration Statement on Form 8-A.